EXHIBIT 99.2

STOCKHOLDERS AGREEMENT, dated as of June 15, 2004 (the “Agreement”), by and among Hewitt Associates, Inc., a Delaware corporation (“Parent”), General Atlantic Partners 54, L.P., a Delaware limited partnership (“GA”), General Atlantic Partners 57, L.P., a Delaware limited partnership (“GA 1”), General Atlantic Partners 60, L.P., a Delaware limited partnership (“GA 2”), GAP Coinvestment Partners, L.P., a New York limited partnership (“GA 3”) and GAP Coinvestment Partners II, L.P., a Delaware limited partnership (“GA 4,” and together with GA, GA 1, GA 2 and GA 3, collectively, “GAP” or the “Stockholders”).

RECITALS

1. Immediately prior to the execution of this Agreement, Parent and Exult, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which a wholly owned subsidiary of Parent will be merged with and into the Company (the “Merger”), whereby the Company will become a wholly owned subsidiary of Parent; and

2. As an inducement and a condition to entering into the Merger Agreement, Parent has required that Stockholders agree, and Stockholders have agreed, to enter into this Agreement.

Accordingly, Parent and Stockholders agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer and includes all securities Beneficially Owned by a Person’s Controlled Affiliates.

(b) “Controlled Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, is controlled by the specified Person and for this purpose control means the possession of the power, direct or indirect, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise. For purposes of this Agreement, (i) the Company will not be deemed to be a Controlled Affiliate of any Stockholder and (ii) any portfolio company of GA or its Affiliates (as defined in Rule 12b-2 of the Exchange Act) will not be deemed to be a Controlled Affiliate of any Stockholder.

(c) “Existing Shares” means shares of Company Common Stock Beneficially Owned by a Stockholder as of the date hereof.

(d) “HSR Act” means the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended.

(e) “Person” means an individual, a corporation, a partnership, an association, a joint stock company, a business trust or an unincorporated organization.

(f) “Securities” means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by a Stockholder or any of its Controlled Affiliates in any capacity or form after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

ARTICLE II

AGREEMENTS OF THE PARTIES

2.1 Disclosure. Each Stockholder hereby agrees to permit Parent to publish and disclose in the Form S-4 and the Joint Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Company Common Stock and the nature of its representations, warranties and covenants in this Agreement. Parent will provide each Stockholder with a copy of any proposed disclosure and will provide each Stockholder with a reasonable opportunity to comment thereon.

2.2 Voting of Company Common Stock; Proxy. (a) During the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time and (ii) termination of the Merger Agreement in accordance with its terms (the “Support Period”), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, each Stockholder agrees that it will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof, (B) against any action, failure to act or agreement that would to its knowledge result in a material breach in any respect of any representation, warranty or covenant of the Company under the

Merger Agreement or of such Stockholder under this Agreement, and (C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (u) any Acquisition Proposal or Alternative Transaction; (v) any change in a majority of the individuals who constitute the Company Board; (w) any material change in the present capitalization of the Company, including any proposal to sell a substantial equity interest in the Company or any Company Subsidiary; (x) any amendment of the Company Charter or the Company Bylaws; (y) any other change in the Company’s corporate structure or business; or (z) any other action which is intended to or would impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Each Stockholder agrees that it will not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 2.2(a).

(b) For the duration of the Support Period, each Stockholder hereby appoints Parent and any designee of Parent, each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution to vote or act by written consent with respect to all of such Stockholder’s Securities which it has the right to vote (i) in accordance with Section 2.2(a) and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 2.2. This proxy is given to secure the performance of the duties and obligations of such Stockholder under this Agreement. Each Stockholder affirms that the proxy granted hereunder is coupled with an interest and is irrevocable until termination of the Support Period, whereupon such proxy and power of attorney will automatically terminate. Each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. Each Stockholder represents that any proxy heretofore given by it in respect of such Securities is not irrevocable, and hereby revokes any and all such proxies.

2.3 Restriction on Transfer, Proxies and Other Covenants. (a) During the period (the “Sale Restriction Period”) commencing on the date hereof and continuing until the first to occur of (i) June 27, 2006 and (ii) termination of the Merger Agreement in accordance with its terms, each Stockholder agrees that it will not, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to or consent to the Transfer of, any or all of the Securities or any Parent Class A Common Stock into which the Securities are converted in the Merger or any interest therein, except as provided in Section 2.2(b) and except as follows:

(i) After the Effective Time, Parent will (A) provide the Stockholders with the same notices it provides the individuals who are signatories to the Stockholders Agreement among Parent, Hewitt Holdings LLC and such individuals (“Partner Stockholders”) and otherwise treat the Stockholders substantially the same as Partner Stockholders in respect of the secondary offering of Parent common stock by the Partner Stockholders if one is initiated by the filing of a registration statement (including a preliminary prospectus related thereto, but excluding a shelf registration, provision for which is made in the last sentence of this paragraph) (such filing, a “Secondary Filing”) by Parent by the six month anniversary of the Effective Time (the “Secondary Offering”) and (B) if requested by notice given to Parent by Stockholders by the deadline for inclusion in the Secondary Offering applicable to the Partner Stockholders, include in the Secondary Offering the Rule 144 Number of shares of Parent Class A Common Stock that Parent is informed by the lead underwriter in the Secondary Offering may be included therein without adversely affecting the pricing thereof, with the inclusion of such shares deemed to be an exercise of Stockholder’s “piggy-back” registration rights under the Registration Rights Agreement (as hereinafter defined). For this purpose, the “Rule 144 Number” means the number of shares of Parent Class A Common Stock that the Stockholders could have sold absent any restrictions hereunder (assuming the applicability and satisfaction of all requirements of Rule 144) during the period prior to the Secondary Offering plus 90 days after the effective date of the final prospectus relating to such Secondary Offering (or such shorter period as to which they may be required to agree to lock up their shares thereafter) (the “Secondary Offering Period”) pursuant to the volume limitations under paragraph (e) of Rule 144 under the Securities Act (“Rule 144 Volume Limitations”). Notwithstanding the foregoing, a “Secondary Filing” will also include a written notice given in good faith by Parent to the Stockholders that it is pursuing an underwritten public offering utilizing an effective shelf registration; provided, however, that such notice will cease to be effective unless Parent or Parent Stockholders sign an underwriting or similar agreement within ten business days thereof. The Stockholders will be able to participate in the related offering on the terms and subject to the conditions in Paragraph (ii)(2) below.

(ii) Following the earlier of (A) the expiration of the Secondary Offering Period and (B) the six month anniversary of the Effective Time, the Stockholders may Transfer their shares of Parent Class A Common Stock without restriction under this Agreement, provided, however, that, notwithstanding the foregoing, (1) the Rule 144 Volume Limitations will continue to apply to the Stockholders for the remainder of the Sale Restriction Period even if they would have ceased to apply under paragraph (d) of Rule 145, unless either Parent fails to elect a GA Designee (as hereinafter defined) to the Parent Board in breach of Section 2.5 hereof or the GA Designee is not elected to the Parent Board at any annual or special meeting of stockholders and (2) if Parent makes a Secondary Filing and is pursuing a public offering of Parent Class A Common Stock, (x) the Stockholders will not effect any Transfers otherwise permitted hereunder prior to June 27, 2005 and (y) Parent will include in the related offering the shares of Parent Class A Common Stock that the Stockholders would have otherwise been able to Transfer but for this clause (2) if and to the extent Parent is informed by the underwriter that it may do so without adversely affecting the pricing in such offering as if such offering were the Secondary Offering contemplated by Paragraph (i) of this Section 2.3(a).

(b) Without limiting the generality or effect of the foregoing, each Stockholder agrees that it will not, directly or indirectly, during the Support Period (a) except as provided in Section 2.2(b), grant any proxies or powers of attorney, deposit its Securities into a voting trust or enter into a voting agreement with respect to its Securities or (B) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect.

(c) Notwithstanding anything in this Agreement, the Stockholders and the Partner Stockholders are not intended to be a “group” for purposes of Rule 13d-5 of the Exchange Act and nothing in this Agreement will be interpreted in a manner that requires that they be deemed to be a “group” thereunder.

2.4 No Solicitation. (a) Each Stockholder agrees that it will not, and will cause each of its Controlled Affiliates and each partner, officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of such Stockholder or any of its Controlled Affiliates not to, directly or indirectly (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Alternative Transaction, or (iii) enter into any agreement regarding an Alternative Transaction.

(b) Each Stockholder agrees that it will notify Parent promptly (but in no event later than 24 hours) after its receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request received by it for nonpublic information relating to the Company or any Company Subsidiaries by any Person that informs such Stockholder or any of its Controlled Affiliates that it is considering making, has made or is considering making, an Acquisition Proposal. Such notice to Parent will be made orally and in writing, and will indicate the identity of the Person making, intending to make or considering making an Acquisition Proposal or requesting non-public information, and the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. Each Stockholder agrees that it will keep Parent informed, on a reasonably current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. Notwithstanding the foregoing, the Stockholders shall not be required to provide notice to Parent if notice of the relevant Acquisition Proposal has or is to be provided by the Company.

(c) Each Stockholder agrees that it will, and will cause each of its Controlled Affiliates to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any of the foregoing.

(d) Each Stockholder agrees that it will ensure that the partners, officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of such Stockholder or any of its Controlled Affiliates are aware of the restrictions described in this Section 2.4 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 2.4 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of such Stockholder or any of its Controlled Affiliates, at the direction or with the consent of such Stockholder or any of its Controlled Affiliates, will be deemed to be a breach of this Section 2.4 by such Stockholder.

(e) Nothing in this Agreement will be deemed to require any Stockholder or representative of any Stockholder who is also a member of the Company Board to take any action or refrain from taking any action in his or her capacity as a member of the Company Board to the extent such action is permitted by the Merger Agreement.

(f) The provisions of this Section 2.4 will remain in effect only during the Support Period and nothing herein will prevent the Stockholders from participating in discussions or furnishing information with respect to an Alternative Proposal or Alternative Transaction if the Company would be permitted to participate in such discussions or furnish such information pursuant to Section 6.12 of the Merger Agreement.

2.5 Board Representation. (a) If GA so elects, Parent will cause one designee of GA (a “GA Designee”) to be elected as a member of the Parent Board as of the Effective Time. After the Effective Time, until such time as GA, together with its Controlled Affiliates, ceases to Beneficially Own more than 50% of the Parent Class A Common Stock acquired by GA and its Controlled Affiliates in the Merger (the “Board Designee Period”), if GA so elects and subject to Section 2.5(b), Parent will use its reasonable best efforts to (i) cause the GA Designee to be included in the slate of nominees recommended by the Parent Board to Parent’s stockholders for election as directors and (ii) cause the election of one GA Designee to the Parent Board, including at each annual or special meeting of stockholders of Parent at which directors of the class of which the GA Designee is a member are elected and including by voting any proxies it holds and using its reasonable best efforts to cause any officers of Parent who hold proxies to vote such proxies, except, in either case, as otherwise directed by the stockholder who submitted such proxy, in favor of the election of such GA Designee.

(b) The GA Designee will possess such qualifications and meet such standards as are applicable to all members of the Parent Board (whether under law, rule or regulation or as established by the Parent Board) (“Director Qualifications”) at the time for the election of such GA Designee to the Parent Board, and must be nominated for such election by the Nominating and Corporate Governance Committee of the Parent Board (the “N&CG Committee”). If the N&CG Committee at any time determines that a particular individual as the GA Designee does not have the Director Qualifications or that their fiduciary duties preclude them from nominating a GA Designee for election to the Parent Board, GA will have a reasonable opportunity to designate a substitute GA Designee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to Parent as follows as to itself:

(a) Ownership of Shares. Such Stockholder is the sole record and Beneficial Owner of the number of shares of Company Common Stock listed on Schedule 3.1(a) opposite such Stockholder’s name and such shares constitute all of the shares of capital stock of the Company owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2.2 and 2.3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Agreement.

(b) Authority; No Violation. Such Stockholder the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by such Stockholder (or, if applicable, its managing members or general partners) and no other corporate, partnership or similar proceedings on the part of such Stockholder are necessary for it to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent and the other Stockholders party hereto) constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as may be limited by the Bankruptcy Exception).

(c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Exchange Act and the HSR Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby, nor compliance by such Stockholder or any other party thereto with any of the terms or provisions of this Agreement, will (A) violate any provision of such Stockholder’s organizational documents, (B) violate any Injunction or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to such Stockholder, any of its Controlled Affiliates or any of their respective properties or assets, or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Liens upon any of the respective properties or assets of such Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its respective properties or assets may be bound or affected.

(d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Sections 2.2 and 2.3 hereof, the applicable Existing Shares are and at all times during the term hereof, will be, Beneficially Owned by such Stockholder, free and clear of all Liens, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other Person is entitled to payment from the Company or Parent or any of their respective Subsidiaries of any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

(f) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Authority; No Violation. Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Parent Board and no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by each Stockholder) constitutes the valid and binding obligations of Parent, enforceable against Parent in accordance with its terms (except as may be limited by the Bankruptcy Exception).

(b) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions of this Agreement will (A) violate any provision of the Parent Charter or the Parent Bylaws, (B) violate any Injunction or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to Parent, any of the Parent Subsidiaries or any of their respective properties or assets, or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

(c) No Finder’s Fees. No broker, investment banker, financial advisor or other Person is entitled to payment from any Stockholder or any of its Controlled Affiliates of any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

ARTICLE IV

OTHER AGREEMENTS

4.1 Stop Transfer; Legend. (a) Each Stockholder agrees with, and covenants to, Parent that such Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

(b) In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like (other than pursuant to the Merger), the terms “Existing Shares,” “Company Common Stock” and “Securities” will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments will be made to the terms and provisions of this Agreement.

(c) Each Stockholder agrees that it will duly execute and deliver to Parent an affiliate’s letter prior to the Closing in the form attached to the Merger Agreement.

(d) Each Stockholder agrees that it will promptly after the date hereof surrender to the Company all certificates representing the Securities, and the Company will place the following legend on such certificates in addition to any other legend required thereon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED

AS OF JUNE 15, 2004, BY AND AMONG HEWITT ASSOCIATES, INC. AND CERTAIN STOCKHOLDERS OF THE COMPANY SIGNATORY THERETO.”

(e) Promptly (but in any event not later than five Business Days) following the earlier of (i) the expiration of the Sale Restriction Period and (ii) such time as any portion of the Securities (including Parent Class A Common Stock) are Transferable by a Stockholder in accordance with Section 2.3(a) or may be sold in a transaction contemplated by or described in Section 2.3(a) or 4.2, upon delivery of any legended certificate representing all or such portion of Securities to be sold, as applicable, the Company will issue a replacement certificate without the foregoing legend to the relevant Stockholder.

(f) The provisions of this Section 4.1 relating to the legend on certificates will, after the Effective Time, apply equally to certificates representing Parent Class A Common Stock into which Securities are converted in the Merger.

4.2 Registration Rights. Parent acknowledges that it will assume the Amended and Restated Registration Rights Agreement, dated December 23, 1999 and amended on February 10, 2000 (the “Registration Rights Agreement”), by and among the Company, certain Stockholders (“Reg Rights Stockholders”) and certain other parties thereto, in the Merger and, as a result, such Stockholders will be entitled to cause Parent to register Parent Class A Common Stock Beneficially Owned by it and received pursuant to the Merger (which will be deemed “Registrable Securities” under the Registration Rights Agreement) in accordance with the terms and conditions of the Registration Rights Agreement and this Agreement. Notwithstanding the foregoing or anything to the contrary in the Registration Rights Agreement, the rights under such agreement of each Reg Rights Stockholder will be subject to the following conditions:

(a) Except as provided in Section 2.3(a), no Reg Rights Stockholder may exercise any of its registration rights under Sections 3, 4 and 5 of the Registration Rights Agreement until after the end of the Sale Restriction Period;

(b) [Reserved.]

(c) The Reg Rights Stockholders’ exercise of any of their rights under the Registration Rights Agreement will at all times be:

(i) subject to limitations on the aggregate amount of registrable securities to be included in any registered offering of Parent Class A Common Stock to include Registrable Shares in the event the underwriter for any offering advises Parent that marketing factors require a limitation on the aggregate amount of registrable securities to be included in any registered offering of Parent Class A Common Stock (such limitation, an “Underwriter Cutback”); and

(ii) subordinate to the rights of the Partner Stockholders, in any registration and sale of Parent Class A Common to include Registrable Shares

(and the Partner Stockholders will have priority over the Reg Rights Stockholders in such registration and sale) in the event of any Underwriter Cutbacks.

(d) GA will be the only Reg Rights Stockholder that may exercise rights under the Registration Rights Agreement on behalf of any or all Reg Rights Stockholders and any action or failure to take action by GA as aforesaid will be binding on all Reg Rights Stockholders.

(e) The Registration Rights Agreement is hereby amended, effective as of the Effective Time, to delete Section 6 in its entirety, effective without further action when no GA Designee is a member of the Parent Board and the Stockholders, individually or taken together, are not an “affiliate” as that term is defined in Rule 405 under the Securities Act of Parent.

4.3 Termination. This Agreement will terminate upon the earlier of (a) the consummation of the Merger and (b) the termination of the Merger Agreement in accordance with its terms, except that (x) in the event of a termination pursuant to Section 4.3(b), Article V will survive any termination of this Agreement and (y) in the event that this Agreement terminates pursuant to Section 4.3(a), Sections 2.3(a), 2.3(c) and 2.5 and Articles IV and V will survive the consummation of the Merger. Notwithstanding the foregoing, after the Effective Time, (i) the provisions of Section 2.5 will terminate at such time as GA and its Controlled Affiliates cease to Beneficially Own more than 50% of the shares of Parent Class A Common Stock acquired by GA and its Controlled Affiliates in the Merger, and (ii) the provisions of Section 4.1 will terminate at the end of the Sale Restriction Period unless earlier terminated as provided in Section 4.1(e).

4.4 Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto will execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only, and any provisions herein may be waived only, in writing executed by the parties hereto.

5.2 Waiver of Conditions. The conditions to each of the parties’ obligations to perform the agreements herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

5.3 Expenses and Fees. Except for registration and related expenses addressed by the Registration Rights Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expense.

5.4 Notices. All notices and other communications in connection with this Agreement must be in writing and will be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)      if to Parent to:

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, IL 60069

Attention: Dale L. Gifford

                  Bryan J. Doyle

Fax: (847) 295-7634

with a copy to:

Jones Day

222 East 41st Street

New York, NY 10017

Attention: Robert A. Profusek

Fax: (212) 755-7306

(b)      if to any Stockholder, to:

c/o General Atlantic Service Corporation

Three Pickwick Plaza

Greenwich, CT 06830

Attention: Matthew Nimetz

Fax: (203) 618-9207

with a copies to

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Douglas A. Cifu, Esq.

Fax: (212) 757-3990

5.5 Obligations of Parent and of the Stockholders. Whenever this Agreement requires any Parent Subsidiary to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause such Parent Subsidiary to take such action. Whenever this Agreement requires a Controlled Affiliate of a Stockholder to take any action, such requirement will be deemed to include an undertaking on the part of each Stockholder to cause such Controlled Affiliate to take such action.

5.6 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, will, subject to the following sentence, remain in full force and effect and will in no way be affected impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

5.7 Interpretation. (a) When a reference is made in this Agreement to Articles, Sections or Schedules, such reference will be to a Article or Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. All schedules hereto will be deemed part of this Agreement and included in any reference to this Agreement. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law. All representations, warranties and covenants of the Stockholders in this Agreement are made severally and not jointly.

(b) The parties have participated equally in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

5.9 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) and the Registration Rights Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

5.10 Governing Law. This Agreement will be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

5.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any of the parties (whether by operation of law or otherwise) without the prior written consent of GA, in the case of Parent, or Parent, in the case of the Stockholders. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement. Notwithstanding the foregoing, the registration rights of the Stockholders pursuant to Section 4.2 of this Agreement will be automatically assigned to any Person who succeeds to the registration rights of such Stockholder under the Registration Rights Agreement, provided, however, that no Transferee of Registrable Securities will succeed to such registration rights under the Registration Rights Agreement unless such Transferee agrees to be bound by the terms of Section 2.3 and Article V of this Agreement.

5.12 Merger Agreement. Parent acknowledges that the Stockholders have been induced to enter into this Agreement based on the terms and conditions of the Merger Agreement as in effect on the date hereof. Accordingly, any amendment or modification to the Merger Agreement that (a) decreases the Exchange Ratio, (b) substitutes other consideration for the Parent Class A Common Stock into which Company Common Stock will be converted in the Merger, or (c) adds, amends or waives a condition to the Company’s obligations to consummate the Merger, that is made without GA’s prior written consent shall, at GA’s sole election upon written notice to Parent, irrevocably release the Stockholder and Parent from any or all obligations under this Agreement.

5.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, Parent and Stockholders have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HEWITT ASSOCIATES, INC.

By:	/s/ Dale L. Gifford
Name: Dale L. Gifford Title: Chief Executive Officer

[Signature Page to Stockholders Agreement (GA)]

STOCKHOLDERS:
GENERAL ATLANTIC PARTNERS 54, L.P.

By:	General Atlantic Partners, LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Member

GENERAL ATLANTIC PARTNERS 57, L.P.

By:	General Atlantic Partners, LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Member

GENERAL ATLANTIC PARTNERS 60, L.P.

By:	General Atlantic Partners, LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Member

GAP COINVESTMENT PARTNERS, L.P.

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Member

[Signature Page to Stockholders Agreement (GA)]

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: A Managing Member

[Signature Page to Stockholders Agreement (GA)]